UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2011

Quepasa Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 Datura Street, Ste. 114 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 366-1249

____________________________________________________
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

On November 10, 2011, Quepasa Corporation (the “Company”) filed a Current Report on Form 8-K, as amended on November 14, 2011 (collectively, the “November Form 8-K”) reporting that it had completed its merger with Insider Guides, Inc. which owns and operates the social networking site myYearbook.com (“myYearbook”).   This Form 8-K/A amends the November Form 8-K, to include the management discussion and analysis of myYearbook as of and for the nine months ended September 30, 2011.  This Form 8-K/A is being filed solely to supplement the November Form 8-K and does not modify any of the information disclosed in the November 8-K.

MYYEARBOOK MANAGEMENT DISCUSSION AND ANALYSIS

Comparison of the three months ended September 30, 2011 and September 30, 2010 (Unaudited)

	Three Months Ended September 30,
	2011	2010
	(Unaudited)	(Unaudited)	Change ($)	Change (%)

REVENUE	$8,004,733	$6,361,251	$1,643,482	26%

OPERATING EXPENSES
Sales and marketing	1,501,992	710,432	791,560	111%
Information technology	1,199,802	946,777	253,025	27%
General and administrative	4,149,102	3,099,149	1,049,953	34%
Depreciation and amortization	677,007	712,031	(35,024)	-5%

OPERATING EXPENSES	7,527,903	5,468,389	2,059,514	38%

INCOME FROM OPERATIONS	476,830	892,862	(416,032)	-47%

OTHER INCOME (EXPENSE):
Interest expense	(166,816)	(135,275)	(31,541)	23%
Interest income	4,972	6,255	(1,283)	-21%

TOTAL OTHER INCOME (EXPENSE)	(161,844)	(129,020)	(32,824)	25%

INCOME BEFORE INCOME TAXES	314,986	763,842	(448,856)	-59%

INCOME TAX PROVISION	(28,865)	-	(28,865)	n/a

NET INCOME	$286,121	$763,842	(477,721)	-63%

Revenues

myYearbook’s revenues were $8,004,733 for the three months ended September 30, 2011, an increase of $1,643,482 or 26% compared to $6,361,251 for the same period in 2010.  The increase was primarily attributable to an increase in advertising revenue of $1.8 million, partially offset by a decrease in virtual currency sales of $81,000.  The increase in advertising revenue was caused by increased brand agency sales and better CPM and ad impression optimization.  myYearbook’s increase in the number of salespeople on its sales team created additional sales during the period.  myYearbook also saw additional advertising impressions from site growth, including significant impression growth from its mobile applications.

Expenses

Sales and Marketing:  Sales and marketing expenses increased $791,560, or 111%, to $1,501,992 for the three months ended September 30, 2011 from $710,432 for the same period in 2010.  The increase is primarily attributable to an increase of $527,000 for commissions and contractor fees on advertising sales and an increase of $241,000 on advertising, marketing and public relations expense.  Sales commissions increased as a result of increased advertising revenue.  The increase in advertising and marketing is due to increased ads directed at web and mobile user acquisition.

Information Technology:  Information technology expenses increased $253,025, or 27%, to $1,199,802 for the three months ended September 30, 2011 from $946,777 for the same period in 2010.  $70,000 of the increase was attributable to occupancy, utilities and bandwidth charges in myYearbook’s datacenter as additional space was brought online to handle increased traffic.  $75,000 of the increase was attributable to development costs and consultants myYearbook engaged to work on the Live platform launch.  The remaining increase of $108,000 was due to increases in miscellaneous data center equipment and supplies necessary to support the increased space in the data center.

General and Administrative:  General and administrative expenses increased $1,049,953, or 34%, to $4,149,102 for the three months ended September 30, 2011 from $3,099,149 for the same period in 2010.  $618,000 of the increase was due to increased headcount and salary increases compared to the prior year period caused by additional full time employees and salary increases.  Travel and entertainment expenses increased $97,000 due to increased management and sales travel for business development and promotion events.  Occupancy and utilities increased $25,000 due to increased leased space to accommodate increases in employee headcount.  Legal expenses increased by $240,000 due to additional expenses incurred due to the planned merger with Quepasa Corporation.  The remaining increase of $70,000 was due to other general operating and overhead expense increases, including insurance and supplies.

myYearbook records all employee compensation and benefit expenses within the General and administrative expense category.  The following table sets forth myYearbook’s employee compensation and benefit expenses by department:

	Three months ended September 30, (Unaudited)
	2011	2010
Sales and marketing	587,460	480,495
Product and content development	1,620,068	1,164,338
General and administrative	627,695	580,687
Total Employee Compensation	2,835,223	2,225,520

Depreciation:  Depreciation expense decreased $35,024, or 5%, to $677,007 for the three months ended September 30, 2011 from $712,031 for the same period in 2010.  The decrease is attributable to fewer asset purchases.

Other income (expense):  Other income (expense) increased $32,824, or 25%, to ($161,844) for the three months ended September 30, 2011 from ($129,020) for the same period in 2010.  This increase was due to increased interest expense of $32,000 caused by increased borrowing under myYearbook’s line of credit and a reduction in interesting income of $1,000 caused by lower money market rates on cash and cash equivalent balances.

Comparison of the nine months ended September 30, 2011 and 2010 (Unaudited)

	Nine Months Ended September 30,
	2011	2010
	(Unaudited)	(Unaudited)	Change ($)	Change (%)

REVENUE	$21,388,599	$16,133,793	$5,254,806	33%

OPERATING EXPENSES
Sales and marketing	3,846,276	1,887,480	1,958,796	104%
Information technology	3,485,349	2,854,871	630,478	22%
General and administrative	11,407,551	8,729,007	2,678,544	31%
Depreciation and amortization	2,277,169	2,158,218	118,951	6%

OPERATING EXPENSES	21,016,345	15,629,576	5,386,769	34%

INCOME FROM OPERATIONS	372,254	504,217	(131,963)	-26%

OTHER INCOME (EXPENSE):
Interest expense	(458,115)	(386,640)	(71,475)	18%
Interest income	16,514	19,855	(3,341)	-17%

TOTAL OTHER INCOME (EXPENSE)	(441,601)	(366,785)	(74,816)	20%

INCOME BEFORE INCOME TAXES	(69,347)	137,432	(206,779)	n/a

INCOME TAX PROVISION	(50,456)	-	(50,456)	n/a

NET INCOME	$(119,803)	$137,432	(257,235)	-187%

Revenues

myYearbook’s revenues were $21,388,599 for the nine months ended September 30, 2011, an increase of $5,254,806 or 33% compared to $16,133,793 for the same period in 2010.  The increase was primarily attributable to an increase in advertising revenue of $5.9 million, partially offset by a decrease in virtual currency sales of $470,000.  The increase in advertising revenue was caused by increased brand agency sales and better CPM and ad impression optimization.  myYearbook’s increase in the number of salespeople on its sales team created additional sales during the period.  myYearbook also saw additional advertising impressions from site growth, including significant impression growth from its mobile applications.

Expenses

Sales and Marketing:  Sales and marketing expenses increased $1,958,796, or 104%, to $3,846,276 for the nine months ended September 30, 2011 from $1,887,480 for the same period in 2010.  The increase is primarily attributable to an increase of $777,000 for commissions and contractor fees on advertising sales and an increase of $658,000 on advertising, marketing and public relations expense.  Sales commissions increased as a result of increased advertising revenue.  The increase in advertising and marketing is due to increased ads directed at web and mobile user acquisition.

Information Technology:  Information technology expenses increased $630,478, or 22%, to $3,485,349 for the nine months ended September 30, 2011 from $2,854,871 for the same period in 2010.  $166,000 of the increase was attributable to occupancy, utilities and bandwidth charges in myYearbook’s datacenter as additional space was brought online to handle increased traffic.  $197,000 of the increase was attributable to development costs and consultants myYearbook engaged to work on the Live platform launch.  The remaining increase of $267,000 was due to increases in miscellaneous data center equipment and supplies necessary to support the increased space in the data center.

General and Administrative:  General and administrative expenses increased $2,678,544, or 31%, to $11,407,551 for the nine months ended September 30, 2011 from $8,729,007 for the same period in 2010.   $1,801,000 of the increase was due to increased headcount and salary increases compared to the prior year period caused by additional full time employees and salary increases.  Travel and entertainment expenses increased $346,000 due to increased management and sales travel for business development and promotion events.  Occupancy and utilities increased $74,000 due to increased leased space to accommodate increases in employee headcount.  Legal expenses increased by $245,000 due to additional expenses incurred due to the planned merger with Quepasa Corporation.  The remaining increase of $213,000 was due to other general operating and overhead expense increases, including insurance and supplies.

myYearbook records all employee compensation and benefit expenses within the General and administrative expense category.  The following table sets forth myYearbook’s employee compensation and benefit expenses by department:

	Nine months ended September 30, (Unaudited)
	2011	2010
Sales and marketing	1,916,095	1,482,296
Product and content development	4,457,425	3,223,187
General and administrative	1,764,456	1,750,491
Total Employee Compensation	8,137,976	6,455,974

Depreciation:  Depreciation expense increased $118,951, or 6%, to $2,277,169 for the nine months ended September 30, 2011 from $2,158,218 for the same period in 2010.  The increase is attributable to increased asset purchases to support myYearbook’s technology infrastructure.

Other income (expense):  Other income (expense) increased $74,816, or 20%, to ($441,601) for the nine months ended September 30, 2011 from ($366,785) for the same period in 2010.  This increase was due to increased interest expense of $72,000 caused by increased borrowing under myYearbook’s line of credit and a reduction in interesting income of $3,000 caused by lower money market rates on cash and cash equivalent balances.

Liquidity and Capital Resources – Three Months Ended September 30, 2011 and 2010

	For the Three Month Periods Ended September 30, (Unaudited)
	2011	2010
Net cash provided by operating activities	$203,354	$1,494,387
Net cash used in investing activities	$(1,319,903)	$(1,314,075)
Net cash provided by financing activities	$796,751	$(147,561)

Net cash provided by operations was $203,354 for the three months ended September 30, 2011 compared to net cash provided by operations of $1,494,387 for the same period in 2010.  myYearbook had net income for the three months ended September 30, 2011 of $286,000, which included non-cash depreciation and amortization expense of $693,000 and non-cash share-based compensation expense of $48,000.  The operating income and non-cash expenses were further offset by changes in myYearbook’s operating assets and liabilities of $825,000, primarily comprised of an increase in accounts receivable of $357,000 caused by an increase in advertising sales, net of collections on outstanding receivables in the three months ended September 30, 2011.  The increase in accounts receivable was compounded by an increased in Prepaid expenses of $376,000.  myYearbook had net income for the three months ended September 30, 2010 of $764,000, which included non-cash depreciation and amortization expense of $731,000 and non-cash share based compensation expense of $46,000.  The operating income and non-cash expenses were further offset by changes in myYearbook’s operating assets and liabilities of $47,000 that decreased  net cash provided by operations.  This change in operating assets and liabilities was primarily comprised of a $928,000 decrease in its accounts receivable caused by greater collections of outstanding advertising receivables, which was offset by a decrease in accounts payable and accrued expenses of $745,000 and $275,000, respectively, for the three months ended September 30, 2010.  Net changes in all other current assets and liabilities totaled $139,000 and accounted for a decrease in cash provided from operations.

Net cash used in investing activities was $1,319,903 for the three months ended September 30, 2011 compared to net cash used in investing activities of $1,314,075 in the same period for 2010.  Capital expenditures were $845,000 and $1,309,000 for the three months ended September 30, 2011 and 2010, respectively.  myYearbook also purchased intangible assets for $475,000 and $5,000 in the three months ended September 30, 2011 and 2010, respectively.

Net cash provided by financing activities was $796,751 for the three months ended September 30, 2011 compared to net cash used by financing activities of $184,823 for the same period in 2010.  The net cash provided by financing activities in the three months ended September 30, 2011 was due to proceeds on myYearbook’s long-term borrowing facilities of $1415,000 offset by repayments on those same facilities of $663,000.  The net cash used in financing activities in the three months ended September 30, 2010 was due to proceeds on myYearbook’s long-term borrowing facilities of $635,000 offset by repayments on those same facilities of $784,000.

Liquidity and Capital Resources – Nine Months Ended September 30, 2011 and 2010

	For the Nine Month Periods Ended September 30, (Unaudited)
	2011	2010
Net cash provided by operating activities	$2,148,459	$2,269,506
Net cash used in investing activities	$(3,099,839)	$(2,485,252)
Net cash provided by financing activities	$1,152,292	$239,436

Net cash provided by operations was $2,148,459 for the nine months ended September 30, 2011 compared to net cash provided by operations of $2,269,506 for the same period in 2010.  myYearbook had a net loss for the nine months ended September 30, 2011 of $119,803, which included non-cash depreciation and amortization expense of $2,315,000 and non-cash share-based compensation expense of $153,000.  The operating income and non-cash expenses were further offset by changes in myYearbook’s operating assets and liabilities of $200,000, primarily comprised of a decrease in accounts receivable of $260,000 caused by greater collections of outstanding advertising receivables in the nine months ended September 30, 2011.  Offsetting the decrease in accounts receivable was an increase in prepaid expenses of $472,000.  myYearbook had net income for the nine months ended September 30, 2010 of $137,422, which included non-cash depreciation and amortization expense of $2,204,000 and non-cash share based compensation expense of $148,000.  The operating income and non-cash expenses were further offset by changes in myYearbook’s operating assets and liabilities of $220,000 that decreased net cash provided by operations.   This net decrease in operating assets and liabilities was primarily comprised of a $503,000 increase in its accounts receivable caused by an increase in advertising sales, net of collections on outstanding receivables.   Offsetting the increase in accounts receivable was an increase in accounts payable and accrued expenses by $540,000 and $6,000, respectively, causing an increase to net cash provided by operating activities.  Net changes in all other current assets and liabilities totaled a decrease of $264,000 and reduced cash provided from operations.

Net cash used in investing activities was $3,099,839 for the nine months ended September 30, 2011 compared to net cash used in investing activities of $2,485,252 in the same period for 2010.  Capital expenditures were $2,100,000 and $2,205,000 for the nine months ended September 30, 2011 and 2010, respectively.  myYearbook also purchased intangible assets for $999,000 and $280,000 in the nine months ended September 30, 2011 and 2010, respectively.

Net cash provided by financing activities was $1,152,292 for the nine months ended September 30, 2011 compared to net cash provided by financing activities of $239,436 for the same period in 2010.  The net cash provided by financing activities in the nine months ended September 30, 2011 was due to proceeds on myYearbook’s long-term borrowing facilities of $3,042,000 offset by repayments on those same facilities of $1,938,000.  The net cash used in financing activities in the nine months ended September 30, 2010 was due to proceeds on myYearbook’s long-term borrowing facilities of $2,231,000 offset by repayments on those same facilities of $2,024,000.  myYearbook also received cash from the exercise of stock options for the nine months ended September 30, 2011 and 2010 of $49,000 and $32,000, respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization– Non-GAAP

EBITDA is a non-GAAP financial measure that may be considered in addition to results prepared in accordance with GAAP.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP.  myYearbook defines “EBITDA” as income/(loss) from operations plus non-cash operating expenses including stock based compensation expenses, depreciation, amortization and other non-cash charges.  This non-GAAP measure should not be considered a substitute for, or superior to, GAAP results. myYearbook’s management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison.  myYearbook believes that both management and shareholders benefit from referring to non-GAAP financial measures such as EBITDA in planning, forecasting and analyzing future periods.  Additionally, EBITDA provides meaningful information about myYearbook’s ability to meet its working capital needs.  EBITDA, as presented below, may not be comparable to similarly titled measures reported by other companies since not all companies necessarily EBITDA in an identical manner and, therefore, it is not necessarily an accurate measure of comparison between companies.  The following table is a reconciliation of myYearbook’s non-GAAP financial measure to loss from operations.

	For the three months ended September 30, (Unaudited)
	2011	2010

INCOME FROM OPERATIONS	$476,830	$892,862

NON CASH OPERATING EXPENSES
Stock based compensation expense	48,408	46,077
Depreciation and amortization	677,007	712,031
TOTAL NON CASH OPERATING EXPENSES	725,415	758,108
EBITDA	$1,202,245	$1,650,970

	For the nine months ended September 30, (Unaudited)
	2011	2010

(LOSS) FROM OPERATIONS	$372,254	$504,217

NON CASH OPERATING EXPENSES
Stock based compensation expense	153,187	148,721
Depreciation and amortization	2,277,169	2,158,218
TOTAL NON CASH OPERATING EXPENSES	2,430,356	2,306,939
EBITDA	$2,802,610	$2,811,156

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: November 15, 2011	By:	/s/ Michael Matte
	Name:	Michael Matte
	Title:	Chief Financial Officer